Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

August 3, 2015

DDR Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

Re:	Registration Statement on Form S-3 Regarding 1,043,189 Common Shares of DDR Corp, $0.10 Par Value Per Share.

Ladies and Gentlemen:

We have acted as counsel for DDR Corp., an Ohio corporation (the “Company”), in connection with the registration for resale of 1,043,189 common shares, $0.10 par value per share (the “Shares”), of the Company held by Canal TC Holdings LLC. The Shares may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of Ohio as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K, dated the date hereof, filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (No. 333-205059) (the “Registration Statement”) filed by the Company to effect registration of the Shares under the Securities Act and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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